Tecogen Dissolves ULTRATEK Joint Venture
To receive $2.0 Million in cash and purchase 100% of all JV assets, including IP
WALTHAM, Mass., October 26, 2017- Tecogen® Inc. (NASDAQ: TGEN), has announced that the company and its co-investors have agreed to dissolve their Ultra Emissions Technologies S.à r.l. (“ULTRATEK”) joint venture. The dissolution process will take place under Luxembourg law and is expected to close by the end of this quarter. Once the process is complete, all unspent funds will be distributed to the ULTRATEK investors as agreed by a unanimous consent of the shareholders executed on October 24, 2017. As part of this disbursement, Tecogen will receive all its invested funds, $2 million in cash, and the sole exclusive IP that it licensed to ULTRATEK. Tecogen will then purchase all the non-cash assets of ULTRATEK, including all intellectual property, for $400,000. The IP includes two awarded patents, four patent applications, and all data and knowhow associated with the emissions testing performed by AVL.
John Hatsopoulos, Tecogen Co-CEO, stated, “As discussed on last week’s investor conference call, unwinding ULTRATEK is the right move strategically for the company for several reasons. Firstly, we will add $1.6 million to our balance sheet, which the company can apply to its growing core business. Secondly, we will gain the complete rights and control of the ULTRATEK technology following the successful completion of 18 months of intense research that successfully demonstrated the effectiveness of the process while establishing an impressive IP portfolio. This puts us in a strong position from which we can restructure the research and development business entity and raise funds to carry the technology forward to commercialization.”
“The rigorous testing completed by ULTRATEK resulted in unassailable documentation and proof of the effectiveness of the Ultera process in reducing criteria emissions from gasoline-powered vehicles with no loss of performance or fuel economy,” said Robert Panora, Tecogen President and COO. “Our engagement with both regulators and leading industry manufacturers has provided us with strategic insight regarding the path we should take to gain the confidence of the automotive industry that we possess a practical solution to a difficult problem, one that will neither be resolved in the near or medium term by electrification nor tolerated by the public and regulators. We very much look forward to taking this exciting technology to the next level.”
About Tecogen
Tecogen® Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 30 years, Tecogen has shipped more than 2,500 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde, Ilios, Tecochill, Ultera, and e+, are registered trademarks or trademark pending registration of Tecogen Inc.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our present intent, beliefs or expectations, and are not guaranteed to occur and may not occur. Therefore, you should not rely on any of these forward-looking statements. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors such as economic conditions, failure to commercialize technology, significant product and service competition and other factors described in Item 1A "Risk Factors" in our most recent Form 10-K. Forward-looking statements can be identified by words such as: "anticipate," "will," "believe," "plan," "should," "continue," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operation results such as revenue growth and earnings, strategies for business development and customer base growth, research and development results, and product commercialization.
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Tecogen Media & Investor Relations Contact Information: John N. Hatsopoulos
P: (781) 622-1120
E: John.Hatsopoulos@Tecogen.com

Jeb Armstrong
P: (781) 466-6413
E: Jeb.Armstrong@Tecogen.com